UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2012

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Other Events. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 14, 2012, the Audit Committee of the Board of Directors of Wave Systems Corp. (the “Company”) determined that certain previously filed financial statements relating to the Company’s subsidiary, Safend Ltd. (“Safend”) should not be relied upon due to the certain accounting errors described herein.   The Safend financial statements in question are (i) the unaudited Condensed Interim Consolidated Financial Statements of Safend and its subsidiary for the six month period ended June 30, 2011 (filed as an exhibit to the Company’s report on Form 8-K/A on October 31, 2011, the “June 30 Unaudited Safend Financials”) and (ii) the audited Consolidated Financial Statements of Safend and its subsidiary for the fiscal years ended December 31, 2010 and December 31, 2009 (filed as an exhibit to the Company’s report on Form 8-K/A on October 31, 2011, the “2009 Audited Safend Financials” and the “2010 Audited Safend Financials”, respectively).  These financial statements relate to periods prior to Wave’s acquisition of Safend, which was completed on September 22, 2011.

The specific errors for the Consolidated Financial Statements of Safend and its subsidiary are as follows:

1.               Trade accounts receivable, total current assets and total assets were overstated by approximately $557,000, $233,000 and $76,000 as of June 30, 2011 and as of December 31, 2010 and 2009, respectively, as a result of improperly applied revenue recognition criteria and collection issues.

2.               As a result of improperly applied revenue recognition criteria, revenues and gross profit were overstated (or, in the case of net loss, understated) by approximately $130,000 for the six months ended June 30, 2011 and approximately $157,000 and $76,000 for the years ended December 31, 2010 and 2009, respectively.

3.               Revenues and gross profit for the year ended December 31, 2010 were also overstated (or, in the case of net loss, understated) by approximately $384,000 as the result of a bookkeeping error in the accounting for deferred revenue where this amount of deferred revenue was recognized as earned when there was no appropriately established deferral to recognize.  As of December 31, 2010 and June 30, 2011, other current liabilities and total current liabilities are understated by approximately $384,000 as a result of this error.

4.     Accounts receivable in the amount of approximately $194,000 has been determined to be uncollectible and management believes that a reserve for bad debts should have been recorded in the six months ended June 30, 2011 for this amount. As a result net loss was understated by $194,000 for the six months ended June 30, 2011.

5.               The cumulative effect of these errors on total shareholders’ equity was to increase accumulated deficit by approximately $941,000 as of June 30, 2011.  As of December 31, 2010 and 2009, the increase in accumulated deficit was approximately $616,000 and $76,000, respectively.

The Company is continuing to assess the accounting errors and their impact on the applicable financial statements of Safend.  Accordingly, the foregoing estimates may change before the assessment is completed.  The accounting errors reported herein were identified by management during the process of preparing the Company’s consolidated financial statements for the 2011 fiscal year.  The Company is continuing its review of the impact of these errors on its purchase accounting for the business combination included in the consolidated financial statements for the fiscal year ended December 31, 2011 and the three and nine months ending September 30, 2011.  The Company has discussed the accounting errors and the matters described in this Item 4.02(a) with the Company’s and Safend’s auditors.

The Company plans to complete its Annual Report on Form 10-K as promptly as possible.  The Company will make a filing on Form 12b-25 extending the time period for the filing of its annual report on Form 10-K by 15 days.  Thereafter, the Company also plans to restate the June 30 Unaudited Safend Financials, the 2009 Audited Safend Financials and the 2010 Audited Safend Financials, and to file those financial statements on an amended Form 8-K/A.

Item 8.01. Other Events.

On March 14, 2012, the Company issued a press release relating to the matter discussed in Item 4.02, a copy of which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1  Press release dated March 14, 2012.

Safe Harbor for Forward-Looking Statements

This Form 8-K may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: March 15, 2012

99.1         Press Release dated March 14, 2012.